EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-224555 on Form S-8 of our report dated June 22, 2021, relating to the financial statements of nVent Management Company Retirement Savings and Incentive Plan appearing in this Annual Report on Form 11-K for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
June 22, 2021